UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934 Date of Report (Date of earliest event reported): February 14, 2019

e.l.f. Beauty, Inc. (Exact name of registrant as specified in its charter)

Delaware	001-37873	46-4464131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

570 10th Street
Oakland, CA 94607
(Address of principal executive offices)

(510) 778-7787
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events.

On February 14, 2019, the Board of Directors (the “Board”) of e.l.f. Beauty, Inc. (the “Company”), on the recommendation of the Nominating and Corporate Governance Committee of the Board, established the position of lead independent director (the “Lead Independent Director”). The Lead Independent Director’s authority, responsibilities, and duties are detailed in the Lead Independent Director Guidelines, which are posted to the Company’s investor relations website at http://investor.elfcosmetics.com.
On February 14, 2019, the independent directors of the Board appointed Beth M. Pritchard as the Lead Independent Director, effective immediately. Ms. Pritchard will serve as the Lead Independent Director until her successor is duly appointed and qualified, or until her earlier removal or resignation or such time as she is no longer considered an independent director under the New York Stock Exchange listing standards.
The Board will determine compensation payable to the Lead Independent Director, if any, at a later date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

e.l.f. Beauty, Inc.

Date: February 14, 2019	By:	/s/ Scott K. Milsten
Scott K. Milsten
Senior Vice President and General Counsel